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                                                                      EXHIBIT 21


                            FUQUA ENTERPRISES, INC.

                                  SUBSIDIARIES
                               DECEMBER 31, 1995

                                                                                     Date of                  % of
                 Name of Subsidiary                         Incorporated          Incorporation            Ownership
            --------------------------------            -------------------      -------------------    ----------------
            Basic American Medical Products, Inc.             Georgia                  7-30-76                  100%

            Hancock-Ellsworth Tanners, Inc.*                  Delaware                 2-3-70                   100%

            Irving Tanning Company                            Delaware                 3-30-62                  100%
              Vista Leather International Corp.               Barbados                 7-18-94                  100%

            Kroy Tanning Company, Incorporated#               Delaware                 2-2-65                   100%
              Collagen International Products
                 Corporation*                                 New York                 6-30-70                  100%

            Seagrave Leather Corporation                      Maine                    10-1-79                  100%
              Wilton Tanning Company                          Maine                    6-29-59                  100%




            * Inactive
            # Discontinued